Assured Guaranty Ltd.
June 30, 2016
Financial Supplement

This financial supplement should be read in conjunction with documents filed by Assured Guaranty Ltd. (‘‘AGL’’ and, together with its subsidiaries, ‘‘Assured Guaranty’’ or the ‘‘Company’’) with the Securities and Exchange Commission ("SEC"), including its Annual Report on Form 10-K for the year ended December 31, 2015 and its Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2016 and June 30, 2016.

Some amounts in this financial supplement may not add due to rounding.

Cautionary Statement Regarding Forward Looking Statements:

Any forward looking statements made in this supplement reflect the current views of Assured Guaranty with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Assured Guaranty's forward looking statements could be affected by many events. These events include (1) rating agency action, including a ratings downgrade, a change in outlook, the placement of ratings on watch for downgrade, or a change in rating criteria, at any time, of AGL or any of its subsidiaries, and/or of any securities AGL or any of its subsidiaries have issued, and/or of transactions that AGL’s subsidiaries have insured; (2) reduction in the amount of available insurance opportunities and/or in the demand for Assured Guaranty's insurance; (3) developments in the world’s financial and capital markets that adversely affect obligors’ payment rates, Assured Guaranty’s loss experience, or its exposure to refinancing risk in transactions (which could result in substantial liquidity claims on its guarantees); (4) the possibility that budget or pension shortfalls or other factors will result in credit losses or impairments on obligations of state, territorial and local governments and their related authorities and public corporations that Assured Guaranty insures or reinsures; (5) the failure of Assured Guaranty to realize loss recoveries that are assumed in its expected loss estimates; (6) deterioration in the financial condition of Assured Guaranty’s reinsurers, the amount and timing of reinsurance recoverables actually received and the risk that reinsurers may dispute amounts owed to Assured Guaranty under its reinsurance agreements; (7) increased competition, including from new entrants into the financial guaranty industry; (8) rating agency action on obligors, including sovereign debtors, resulting in a reduction in the value of securities in Assured Guaranty’s investment portfolio and in collateral posted by and to Assured Guaranty; (9) the inability of Assured Guaranty to access external sources of capital on acceptable terms; (10) changes in the world’s credit markets, segments thereof, interest rates or general economic conditions; (11) the impact of market volatility on the mark-to-market of Assured Guaranty’s contracts written in credit default swap form; (12) changes in applicable accounting policies or practices; (13) changes in applicable laws or regulations, including insurance, bankruptcy and tax laws, or other governmental actions; (14) the impact of changes in the world’s economy and credit and currency markets and in applicable laws or regulations relating to the decision of the United Kingdom to exit the European Union;(15) difficulties with the execution of Assured Guaranty’s business strategy; (16) loss of key personnel; (17) the effects of mergers, acquisitions and divestitures; (18) natural or man-made catastrophes; (19) other risks and uncertainties that have not been identified at this time; (20) management’s response to these factors; and (21) other risk factors identified in AGL’s filings with the SEC. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the dates on which they are made. Assured Guaranty undertakes no obligation to update publicly or review any forward looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Assured Guaranty Ltd.
Selected Financial Highlights
(dollars in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Net income (loss)	$146	$297	$205	$498
Operating income (3)	139	278	252	418

Net income (loss) per diluted share	$1.09	$1.96	$1.51	$3.23
Operating income per diluted share (3)	1.03	1.83	1.86	2.71

Weighted average shares outstanding
Basic shares outstanding	134.0	150.6	135.1	153.2
Diluted shares outstanding (1)	134.8	151.6	135.9	154.1

Effect of refundings and terminations, net on:
Net earned premiums	$117	$96	$206	$137
Net change in fair value of credit derivatives	67	2	78	13
Net income effect	151	67	238	102
Net income per diluted share	1.12	0.44	1.75	0.66

Operating net earned premiums	116	96	205	137
Credit derivative revenues	20	2	20	13
Operating income effect	118	68	198	103
Operating income per diluted share	0.87	0.44	1.45	0.67

Effective tax rate on net income	26.9%	27.5%	22.8%	26.2%
Effective tax rate on operating income (5)	27.4%	25.4%	24.4%	24.3%

Return on equity (ROE) calculations (2)(6):
GAAP ROE	9.5%	20.5%	6.7%	17.2%
ROE, excluding unrealized gain (loss) on investment portfolio	10.1%	21.7%	7.1%	18.2%
Operating ROE	9.3%	18.7%	8.4%	14.0%

New business:
Gross written premiums (GWP)	$36	$22	$55	$54
Present value of new business production (PVP) (3)	41	26	79	62
Gross par written	4,775	5,581	7,524	8,289

			As of
			June 30,	December 31,
			2016	2015
Shareholders' equity			$6,250	$6,063
Operating shareholders' equity			6,011	5,946
Adjusted book value			8,215	8,439

Shares outstanding at the end of period			132.8	137.9

Shareholders' equity per share			$47.06	$43.96
Operating shareholders' equity per share			45.26	43.11
Adjusted book value per share			61.86	61.18

Net debt service outstanding			$488,362	$536,341
Net par outstanding			329,864	358,571
Claims-paying resources (4)			11,938	12,306

1)	Non-GAAP diluted shares outstanding were the same as GAAP diluted shares since both net income and operating income were positive for all periods.

2)	Quarterly ROE calculations represent annualized returns.

3)	Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

4)	See page 8 for additional detail on claims-paying resources.

5)	Represents the ratio of non-GAAP operating provision for income taxes to operating income before income taxes. See pages 4 and 5.

6)	See page 6 for additional information on calculation.

Assured Guaranty Ltd.
Consolidated Balance Sheets (unaudited)
(dollars in millions)

	As of:
	June 30,	December 31,
	2016	2015
Assets:
Investment portfolio:
Fixed maturity securities, available-for-sale, at fair value	$9,960	$10,627
Short-term investments, at fair value	585	396
Other invested assets	170	169
Total investment portfolio	10,715	11,192

Cash	190	166
Premiums receivable, net of commissions payable	623	693
Ceded unearned premium reserve	228	232
Deferred acquisition costs	110	114
Reinsurance recoverable on unpaid losses	82	69
Salvage and subrogation recoverable	323	126
Credit derivative assets	36	81
Deferred tax asset, net	235	276
Current income tax receivable	—	40
Financial guaranty variable interest entities (FG VIE) assets, at fair value	814	1,261
Funds restricted for CIFG acquisition	451	—
Other assets	285	294
Total assets	$14,092	$14,544

Liabilities and shareholders' equity:
Liabilities:
Unearned premium reserve	$3,617	$3,996
Loss and loss adjustment expense reserve	1,268	1,067
Reinsurance balances payable, net	56	51
Long-term debt	1,303	1,300
Credit derivative liabilities	432	446
Current income tax payable	19	—
FG VIE liabilities with recourse, at fair value	790	1,225
FG VIE liabilities without recourse, at fair value	115	124
Other liabilities	242	272
Total liabilities	7,842	8,481

Shareholders' equity:
Common stock	1	1
Additional paid-in capital	1,213	1,342
Retained earnings	4,648	4,478
Accumulated other comprehensive income	383	237
Deferred equity compensation	5	5
Total shareholders' equity	6,250	6,063
Total liabilities and shareholders' equity	$14,092	$14,544

Assured Guaranty Ltd.
Consolidated Statements of Operations (unaudited)
(dollars in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Revenues:
Net earned premiums	$214	$219	$397	$361
Net investment income	98	98	197	199
Net realized investment gains (losses)	10	(9)	(3)	7
Net change in fair value of credit derivatives:
Realized gains (losses) and other settlements	24	8	32	29
Net unrealized gains (losses)	39	82	(29)	185
Net change in fair value of credit derivatives	63	90	3	214
Fair value gains (losses) on committed capital securities (CCS)	(11)	23	(27)	25
Fair value gains (losses) on FG VIEs	4	5	22	(2)
Bargain purchase gain and settlement of pre-existing relationships	—	214	—	214
Other income (loss)	18	55	52	46
Total revenues	396	695	641	1,064
Expenses:
Loss and loss adjustment expenses (LAE)	102	188	192	206
Amortization of deferred acquisition costs	5	6	9	10
Interest expense	25	26	51	51
Other operating expenses	63	66	123	122
Total expenses	195	286	375	389
Income (loss) before income taxes	201	409	266	675
Provision (benefit) for income taxes	55	112	61	177
Net income (loss)	$146	$297	$205	$498

Earnings per share:
Basic	$1.09	$1.97	$1.52	$3.25
Diluted	$1.09	$1.96	$1.51	$3.23

Assured Guaranty Ltd.
Net Income (Loss) Reconciliation to Operating Income (1 of 2)
(dollars in millions)

	Three Months Ended				Three Months Ended
	June 30, 2016				June 30, 2015
	GAAP Income Statement Line Items As Reported	Less: Operating Income Adjustments		Non-GAAP Operating Income Components	GAAP Income Statement Line Items As Reported	Less: Operating Income Adjustments		Non-GAAP Operating Income Components
Revenues:
Net earned premiums	$214	$(3)	(1)	$217	$219	$(5)	(1)	$224
Net investment income	98	5	(1)	93	98	(1)	(1)	99
Net realized investment gains (losses)	10	10	(2)	—	(9)	(9)	(2)	0
Net change in fair value of credit derivatives:
Realized gains (losses) and other settlements	24	24		—	8	8		—
Net unrealized gains (losses)	39	44		(5)	82	82		—
Credit derivative revenues	—	(31)		31	—	(35)		35
Net change in fair value of credit derivatives	63	37	(2)	26	90	55	(2)	35
Fair value gains (losses) on CCS	(11)	(11)	(3)	—	23	23	(3)	—
Fair value gains (losses) on FG VIEs	4	4	(1)	—	5	5	(1)	—
Bargain purchase gain and settlement of pre-existing relationships	—	—		—	214	(35)	(1)(2)	249
Other income (loss)	18	(18)	(1)(4)	36	55	13	(1)(4)	42
Total revenues	396	24		372	695	46		649
Expenses:
Loss and LAE:
Financial guaranty insurance	102	3	(1)	99	188	(1)	(1)	189
Credit derivatives	—	11	(2)	(11)	—	9	(2)	(9)
Amortization of deferred acquisition costs	5	0		5	6	0		6
Interest expense	25	—		25	26	—		26
Other operating expenses	63	0		63	66	1		65
Total expenses	195	14		181	286	9		277
Income (loss) before income taxes	201	10		191	409	37		372
Provision (benefit) for income taxes	55	3	(5)	52	112	18	(5)	94
Net income (loss)	$146	$7		$139	$297	$19		$278

Effective tax rate	26.9%			27.4%	27.5%			25.4%

1)	Include adjustments related to elimination of the effects of consolidating FG VIEs.

2)	Adjustments to eliminate non-economic fair value gains (losses) on credit derivatives and reclassification to revenues and loss expense.

3)	Adjustments to eliminate fair value gain (loss) on CCS.

4)	Include adjustments related to elimination of foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves.

5)	Tax effect of the above adjustments.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Net Income (Loss) Reconciliation to Operating Income (2 of 2)
(dollars in millions)

	Six Months Ended				Six Months Ended
	June 30, 2016				June 30, 2015
	GAAP Income Statement Line Items As Reported	Less: Operating Income Adjustments		Non-GAAP Operating Income Components	GAAP Income Statement Line Items As Reported	Less: Operating Income Adjustments		Non-GAAP Operating Income Components
Revenues:
Net earned premiums	$397	$(8)	(1)	$405	$361	$(10)	(1)	$371
Net investment income	197	1	(1)	196	199	(2)	(1)	201
Net realized investment gains (losses)	(3)	(3)	(2)	—	7	7	(2)	0
Net change in fair value of credit derivatives:
Realized gains (losses) and other settlements	32	32		—	29	29		—
Net unrealized gains (losses)	(29)	(9)		(20)	185	185		—
Credit derivative revenues	—	(41)		41	—	(59)		59
Net change in fair value of credit derivatives	3	(18)	(2)	21	214	155	(2)	59
Fair value gains (losses) on CCS	(27)	(27)	(3)	—	25	25	(3)	—
Fair value gains (losses) on FG VIEs	22	22	(1)	—	(2)	(2)	(1)	—
Bargain purchase gain and settlement of pre-existing relationships	—	—		—	214	(35)	(1)(2)	249
Other income (loss)	52	(20)	(1)(4)	72	46	—	(1)(4)	46
Total revenues	641	(53)		694	1,064	138		926
Expenses:
Loss and LAE:
Financial guaranty insurance	192	(4)	(1)	196	206	(7)	(1)	213
Credit derivatives	—	17	(2)	(17)	—	21	(2)	(21)
Amortization of deferred acquisition costs	9	0		9	10	0		10
Interest expense	51	—		51	51	—		51
Other operating expenses	123	1		122	122	1		121
Total expenses	375	14		361	389	15		374
Income (loss) before income taxes	266	(67)		333	675	123		552
Provision (benefit) for income taxes	61	(20)	(5)	81	177	43	(5)	134
Net income (loss)	$205	$(47)		$252	$498	$80		$418

Effective tax rate	22.8%			24.4%	26.2%			24.3%

1)	Include adjustments related to elimination of the effects of consolidating FG VIEs.

2)	Adjustments to eliminate non-economic fair value gains (losses) on credit derivatives and reclassification to revenues and loss expense.

3)	Adjustments to eliminate fair value gain (loss) on CCS.

4)	Include adjustments related to elimination of foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves.

5)	Tax effect of the above adjustments.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Selected Financial Highlights Non-GAAP Reconciliations
(dollars in millions, except per share amounts)

Operating Income Reconciliation	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015

Net income (loss)	$146	$297	$205	$498
Less pre-tax adjustments:
Realized gains (losses) on investments	9	(12)	(5)	4
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	32	10	(28)	101
Fair value gains (losses) on CCS	(11)	22	(27)	24
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	(17)	13	(19)	0
Effect of consolidating FG VIEs	(3)	4	12	(6)
Total pre-tax adjustments	10	37	(67)	123
Less tax effect on pre-tax adjustments	(3)	(18)	20	(43)
Operating income	$139	$278	$252	$418

Per diluted share:
Net income (loss)	$1.09	$1.96	$1.51	$3.23
Less pre-tax adjustments:
Realized gains (losses) on investments	0.06	(0.08)	(0.04)	0.02
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	0.23	0.07	(0.21)	0.66
Fair value gains (losses) on CCS	(0.08)	0.15	(0.20)	0.16
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	(0.12)	0.08	(0.14)	0.00
Effect of consolidating FG VIEs	(0.03)	0.02	0.09	(0.04)
Total pre-tax adjustments	0.06	0.24	(0.50)	0.80
Less tax effect on pre-tax adjustments	0.00	(0.11)	0.15	(0.28)
Operating income	$1.03	$1.83	$1.86	$2.71

ROE Reconciliation and Calculation	As of
	June 30,	March 31,	December 31,	June 30,	March 31,	December 31,
	2016	2016	2015	2015	2015	2014
Shareholders' equity	$6,250	$6,113	$6,063	$5,806	$5,786	$5,758
Unrealized gain (loss) on investment portfolio, pre-tax	598	485	376	347	558	534
Less: tax effect	171	141	116	104	163	161
Unrealized gain (loss) on investment portfolio, after-tax	427	344	260	243	395	373
Shareholders' equity, excluding unrealized gain (loss) on investment portfolio	5,823	5,769	5,803	5,563	5,391	5,385

Operating shareholders' equity	6,011	5,954	5,946	6,011	5,876	5,933

			Three Months Ended		Six Months Ended
			June 30,		June 30,
			2016	2015	2016	2015
Net income (loss)			$146	$297	$205	$498
Operating income			139	278	252	418

Average shareholders' equity			$6,182	$5,796	$6,157	$5,782
Average shareholders' equity, excluding unrealized gain (loss) on investment portfolio			5,796	5,477	5,813	5,474
Average operating shareholders' equity			5,983	5,944	5,979	5,972

GAAP ROE (1)			9.5%	20.5%	6.7%	17.2%
ROE, excluding unrealized gain (loss) on investment portfolio(1)			10.1%	21.7%	7.1%	18.2%
Operating ROE(1)			9.3%	18.7%	8.4%	14.0%

1)	Quarterly ROE calculations represent annualized returns.

Assured Guaranty Ltd.
Operating Shareholders' Equity and Adjusted Book Value
(dollars in millions, except per share amounts)

	As of:
	June 30,		December 31, 2015
	Total	Per Share	Total	Per Share
Reconciliation of shareholders' equity to adjusted book value:
Shareholders' equity	$6,250	$47.06	$6,063	$43.96
Less pre-tax adjustments:
Effect of consolidating FG VIEs	(18)	(0.13)	(35)	(0.25)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(265)	(2.00)	(241)	(1.75)
Fair value gains (losses) on CCS	35	0.26	62	0.45
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	598	4.50	376	2.73
Taxes	(111)	(0.83)	(45)	(0.33)
Operating shareholders' equity	6,011	45.26	5,946	43.11
Pre-tax adjustments:
Less: Deferred acquisition costs	110	0.83	114	0.83
Plus: Net present value of estimated net future credit derivative revenue	93	0.70	169	1.23
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	3,073	23.14	3,417	24.77
Taxes	(852)	(6.41)	(979)	(7.10)
Adjusted book value	$8,215	$61.86	$8,439	$61.18

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Claims-Paying Resources
(dollars in millions)

	As of June 30, 2016
	Assured Guaranty Municipal Corp.	Assured Guaranty Corp.	Municipal Assurance Corp.	Assured Guaranty Re Ltd. (8)	Eliminations(3)	Consolidated
Claims-paying resources
Policyholders' surplus	$2,441	$1,435	$379	$1,075	$(623)	$4,707
Contingency reserve(1)	1,400	913	298	—	(298)	2,313
Qualified statutory capital	3,841	2,348	677	1,075	(921)	7,020
Unearned premium reserve(1)	1,459	573	400	746	(400)	2,778
Loss and LAE reserves (1)	333	177	—	342	—	852
Total policyholders' surplus and reserves	5,633	3,098	1,077	2,163	(1,321)	10,650
Present value of installment premium(1)	239	156	2	133	(2)	528
CCS	200	200	—	—	—	400
Excess of loss reinsurance facility (2)	360	360	360	—	(720)	360
Total claims-paying resources (including proportionate MAC ownership for AGM and AGC)	6,432	3,814	1,439	2,296	(2,043)	11,938
Adjustment for MAC (4)	655	424	—	—	(1,079)	—
Total claims-paying resources (excluding proportionate MAC ownership for AGM and AGC)	$5,777	$3,390	$1,439	$2,296	$(964)	$11,938

Statutory net par outstanding (5)	$123,873	$38,178	$52,001	$81,407	$(953)	$294,506
Equity method adjustment (4)	31,564	20,437	—	—	(52,001)	—
Adjusted statutory net par outstanding (1)	$155,437	$58,615	$52,001	$81,407	$(52,954)	$294,506

Net debt service outstanding (5)	$191,278	$56,528	$76,721	$127,909	$(2,391)	$450,045
Equity method adjustment (4)	46,570	30,151	—	—	(76,721)	—
Adjusted net debt service outstanding (1)	$237,848	$86,679	$76,721	$127,909	$(79,112)	$450,045
Ratios:
Adjusted net par outstanding to qualified statutory capital	40:1	25:1	77:1	76:1		42:1
Capital ratio (6)	62:1	37:1	113:1	119:1		64:1
Financial resources ratio (7)	37:1	23:1	53:1	56:1		38:1

1)
The numbers shown for Assured Guaranty Municipal Corp. (AGM) and Assured Guaranty Corp. (AGC) have been adjusted to include (i) their 100% share of their respective United Kingdom insurance subsidiaries and (ii) their indirect share of Municipal Assurance Corp. (MAC). AGM and AGC own 60.7% and 39.3%, respectively, of the outstanding stock of Municipal Assurance Holdings Inc., which owns 100% of the outstanding common stock of MAC. Amounts include financial guaranty insurance and credit derivatives.

2)
Represents an aggregate $360 million excess-of-loss reinsurance facility for the benefit of AGC, AGM and MAC, which became effective January 1, 2016. The facility terminates on January 1, 2018, unless AGC, AGM and MAC choose to extend it.

3)
Eliminations are primarily for (i) intercompany surplus notes between AGM and AGC, and (ii) MAC amounts, whose proportionate share are included in AGM and AGC based on ownership percentages. Net par and net debt service outstanding eliminations relate to second-to-pay policies under which an Assured Guaranty insurance subsidiary guarantees an obligation already insured by another Assured Guaranty insurance subsidiary, and net par related to intercompany cessions from AGM and AGC to MAC.

4)	Represents adjustments for AGM's and AGC's interest and indirect ownership of MAC.

5)	Net par outstanding and net debt service outstanding are presented on a statutory basis.

6)	The capital ratio is calculated by dividing adjusted net debt service outstanding by qualified statutory capital.

7)	The financial resources ratio is calculated by dividing adjusted net debt service outstanding by total claims-paying resources (including MAC adjustment for AGM and AGC).

8)
Assured Guaranty Re Ltd. (AG Re) numbers represent the Company's estimate of U.S. statutory accounting practices prescribed or permitted by insurance regulatory authorities, except for contingency reserves.

Please refer to the Glossary for an explanation of changes in the presentation of net debt service and net par outstanding.

Assured Guaranty Ltd.
New Business Production
(dollars in millions)

Reconciliation of PVP to GWP for the Three Months Ended June 30, 2016 and June 30, 2015

	Three Months Ended					Three Months Ended
	June 30, 2016					June 30, 2015
	Public Finance		Structured Finance			Public Finance		Structured Finance
	U.S.	Non - U.S.	U.S.	Non - U.S.	Total	U.S.	Non - U.S.	U.S.	Non - U.S.	Total
PVP	$33	$7	$1	$—	$41	$25	$—	$1	$—	$26
Less: PVP of non-financial guaranty insurance	—	—	1	—	1	—	—	0	—	0
Less: Financial guaranty installment premium PVP	—	7	—	—	7	—	—	1	—	1
Plus: Installment GWP and other GAAP adjustments(1)	0	7	(3)	(1)	3	(2)	(1)	0	0	(3)
Total GWP	$33	$7	$(3)	$(1)	$36	$23	$(1)	$0	$0	$22

Gross par written	$4,366	$406	$3	$—	$4,775	$5,581	$—	$—	$—	$5,581

Reconciliation of PVP to GWP for the Six Months Ended June 30, 2016 and June 30, 2015

	Six Months Ended					Six Months Ended
	June 30, 2016					June 30, 2015
	Public Finance		Structured Finance			Public Finance		Structured Finance
	U.S.	Non - U.S.	U.S.	Non - U.S.	Total	U.S.	Non - U.S.	U.S.	Non - U.S.	Total
PVP	$64	$14	$1	$—	$79	$38	$—	$19	$5	$62
Less: PVP of non-financial guaranty insurance	—	—	1	—	1	—	—	1	5	6
Less: Financial guaranty installment premium PVP	—	14	—	—	14	—	—	18	—	18
Plus: Installment GWP and other GAAP adjustments(1)	(16)	15	(6)	(2)	(9)	(2)	(1)	19	0	16
Total GWP	$48	$15	$(6)	$(2)	$55	$36	$(1)	$19	$0	$54

Gross par written	$7,115	$406	$3	$—	$7,524	$8,022	$—	$261	$6	$8,289

1)
Includes present value of new business on installment policies discounted at the prescribed GAAP discount rates, gross written premium adjustments on existing installment policies due to changes in assumptions, any cancellations of assumed reinsurance contracts, and other GAAP adjustments.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Gross Par Written
(dollars in millions)

Gross Par Written by Asset Type

	Three Months Ended		Six Months Ended
	June 30, 2016		June 30, 2016
	Gross Par Written	Avg. Internal Rating	Gross Par Written	Avg. Internal Rating
Sector:
U.S. public finance
General obligation	$2,194	A-	$3,492	A-
Tax backed	613	A	1,316	A-
Transportation	757	BBB	919	BBB
Municipal utilities	536	A-	831	A-
Higher education	244	A	316	A
Housing	21	BBB	155	BBB
Infrastructure finance	—	—	9	A
Other public finance	1	A-	77	AA-
Total U.S. public finance	4,366	A-	7,115	A-
Non-U.S. public finance:
Regulated utilities	406	BBB+	406	BBB+
Total non-U.S. public finance	406	BBB+	406	BBB+
Total public finance	$4,772	A-	$7,521	A-

U.S. structured finance:
Other structured finance	$3	A-	$3	A-
Total U.S. structured finance	3	A-	3	A-
Non-U.S. structured finance:
Total non-U.S. structured finance	—	—	—	—
Total structured finance	$3	A-	$3	A-

Total gross par written	$4,775	A-	$7,524	A-

Please refer to the Glossary for a description of internal ratings and sectors.

Assured Guaranty Ltd.
New Business Production by Quarter
(dollars in millions)

							Six Months
	1Q-15	2Q-15	3Q-15	4Q-15	1Q-16	2Q-16	2015	2016
PVP:
Public finance - U.S.	$13	$25	$41	$45	$31	$33	$38	$64
Public finance - non-U.S.	—	—	—	27	7	7	—	14
Structured finance - U.S.	18	1	0	3	—	1	19	1
Structured finance - non-U.S.	5	—	—	1	—	—	5	—
Total PVP	$36	$26	$41	$76	$38	$41	$62	$79

Reconciliation of PVP to GWP:

Total PVP	$36	$26	$41	$76	$38	$41	$62	$79
Less: PVP of non-financial guaranty insurance	6	0	1	0	0	1	6	1
Less: Financial guaranty installment premium PVP	17	1	(1)	29	7	7	18	14
Plus: Installment GWP and other GAAP adjustments	19	(3)	(1)	40	(12)	3	16	(9)
Total GWP	$32	$22	$40	$87	$19	$36	$54	$55

Gross par written:
Public finance - U.S.	$2,441	$5,581	$4,703	$3,652	$2,749	$4,366	$8,022	$7,115
Public finance - non-U.S.	—	—	—	567	—	406	—	406
Structured finance - U.S.	261	—	—	66	—	3	261	3
Structured finance - non-U.S.	6	—	—	59	—	—	6	—
Total	$2,708	$5,581	$4,703	$4,344	$2,749	$4,775	$8,289	$7,524

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Available-for-Sale Investment Portfolio and Cash
As of June 30, 2016
(dollars in millions)

	Amortized Cost	Pre-Tax Book Yield	After-Tax Book Yield	Fair Value	Annualized Investment Income (1)
Investment portfolio, available-for-sale:
Fixed maturity securities:
Obligations of states and political subdivisions(4)	$4,735	3.98%	3.67%	$5,151	$189
Insured obligations of state and political subdivisions (2)(4)	408	4.89	4.54	452	20
U.S. Treasury securities and obligations of U.S. government agencies	165	2.24	1.64	177	4
Agency obligations	134	4.88	4.13	149	7
Corporate securities (4)	1,402	3.93	3.10	1,443	55
Mortgage-backed securities (MBS):
Residential MBS (RMBS) (3)(4)	1,037	4.64	3.54	1,062	48
Commercial MBS (CMBS)	505	3.50	2.83	539	18
Asset-backed securities (4)	745	2.99	2.04	730	22
Foreign government securities	270	2.37	1.54	257	6
Total fixed maturity securities	9,401	3.92	3.34	9,960	369
Short-term investments	585	0.03	0.03	585	0
Cash (5)	190	—	—	190	—
Total	$10,176	3.69%	3.15%	$10,735	$369

Ratings (6):	Fair Value	% of Portfolio
U.S. Treasury securities and obligations of U.S. government agencies	$177	1.8%
Agency obligations	149	1.5
AAA/Aaa	1,120	11.3
AA/Aa	5,458	54.8
A/A	1,774	17.8
BBB	100	1.0
Below investment grade (BIG) (7)	1,140	11.4
Not rated	42	0.4
Total fixed maturity securities, available-for-sale	$9,960	100.0%

Duration of fixed maturity securities and short-term investments (in years):		5.2

Average ratings of fixed maturity securities and short-term investments		A+

1)	Represents annualized investment income based on amortized cost and pre-tax book yields.

2)
Reflects obligations of state and local political subdivisions that have been insured by other financial guarantors. The underlying ratings of these bonds, after giving effect to the lower of the rating assigned by Standard & Poor's Ratings Services (S&P) or Moody's Investors Service, Inc. (Moody's), average A+. Includes fair value of $149 million insured by AGC and AGM.

3)	Includes fair value of $237 million in subprime RMBS, which has an average rating of BIG.

4)	Includes securities purchased or obtained as part of loss mitigation or other risk management strategies.

5)	Cash is not included in the yield calculation.

6)
Ratings are represented by the lower of the Moody's and S&P classifications except for bonds purchased for loss mitigation (loss mitigation bonds) or other risk management strategies which use internal ratings classifications.

7)
Includes below investment grade securities that were purchased or obtained as part of loss mitigation or other risk management strategies of $1,959 million in par with carrying value of $1,139 million.

Assured Guaranty Ltd.
Estimated Net Exposure Amortization(1) and Estimated Future Net Premium
and Credit Derivative Revenues
(dollars in millions)

			Financial Guaranty Insurance (2)
	Estimated Net Debt Service Amortization	Estimated Ending Net Debt Service Outstanding	Expected PV Net Earned Premiums	Accretion of Discount	Future Operating Net Premiums Earned	Future Credit Derivative Revenues	Total
2016 (as of June 30)		$488,362
2016 Q3	$14,540	473,822	$93	$4	$97	$8	$105
2016 Q4	12,596	461,226	89	4	93	7	100
2017	50,131	411,095	326	16	342	19	361
2018	35,241	375,854	298	15	313	9	322
2019	28,825	347,029	266	14	280	7	287
2020	23,961	323,068	243	13	256	6	262

2016-2020	165,294	323,068	1,315	66	1,381	56	1,437
2021-2025	110,728	212,340	943	48	991	29	1,020
2026-2030	85,848	126,492	601	29	630	18	648
2031-2035	60,921	65,571	362	15	377	15	392
After 2035	65,571	—	288	11	299	13	312
Total	$488,362		$3,509	$169	$3,678	$131	$3,809

Reconciliation of future operating net premiums earned to future GAAP net premiums earned

	Future GAAP Net Premiums Earned	Future Operating Net Premiums Earned related to FG VIEs	Future Operating Net Premiums Earned
2016 Q3	$93	$4	$97
2016 Q4	89	4	93
2017	328	14	342
2018	302	11	313
2019	271	9	280
2020	249	7	256

2016-2020	1,332	49	1,381
2021-2025	969	22	991
2026-2030	617	13	630
2031-2035	365	12	377
After 2035	294	5	299
Total	$3,577	$101	$3,678

1)
Represents the future expected amortization of current debt service outstanding (principal and interest), assuming no advance refundings, as of June 30, 2016. Actual amortization differs from expected maturities because borrowers may have the right to call or prepay guaranteed obligations and because of management's assumptions on structured finance amortization.

2)	See page 15 for ‘‘Present Value of Financial Guaranty Insurance Net Expected Loss to be Expensed.’’

Assured Guaranty Ltd.
Expected Amortization of Net Par Outstanding
(dollars in millions)

Structured Finance

	Estimated Net Par Amortization
	U.S. and Non-U.S. Pooled Corporate	U.S. RMBS	Financial Products	Other Structured Finance	Total	Estimated Ending Net Par Outstanding

2016 (as of June 30)						$29,622
2016 Q3	$735	$262	$56	$225	$1,278	28,344
2016 Q4	1,112	288	(13)	439	1,826	26,518
2017	9,200	893	56	482	10,631	15,887
2018	991	800	(22)	604	2,373	13,514
2019	474	908	9	557	1,948	11,566
2020	72	647	(3)	321	1,037	10,529

2016-2020	12,584	3,798	83	2,628	19,093	10,529
2021-2025	372	1,528	175	2,328	4,403	6,126
2026-2030	260	410	899	807	2,376	3,750
2031-2035	512	111	497	930	2,050	1,700
After 2035	717	235	155	593	1,700	—
Total structured finance	$14,445	$6,082	$1,809	$7,286	$29,622

Public Finance

	Estimated Net Par Amortization	Estimated Ending Net Par Outstanding

2016 (as of June 30)		$300,242
2016 Q3	$9,721	290,521
2016 Q4	7,208	283,313
2017	26,226	257,087
2018	20,785	236,302
2019	15,691	220,611
2020	12,396	208,215

2016-2020	92,027	208,215
2021-2025	62,743	145,472
2026-2030	54,361	91,111
2031-2035	41,611	49,500
After 2035	49,500	—
Total public finance	$300,242

Net par outstanding (end of period)

	1Q-15	2Q-15	3Q-15	4Q-15	1Q-16	2Q-16
Public finance - U.S.	$313,444	$312,182	$300,732	$291,866	$282,055	$272,114
Public finance - non-U.S.	29,619	32,319	30,103	29,577	29,385	28,128
Structured finance - U.S.	38,430	38,906	35,435	31,770	30,452	25,562
Structured finance - non-U.S.	7,606	6,977	6,091	5,358	5,123	4,060
Net par outstanding	$389,099	$390,384	$372,361	$358,571	$347,015	$329,864

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Present Value (PV) of Net Expected Loss to be Expensed
As of June 30, 2016
(dollars in millions)

	Net Expected Loss to be Expensed (1)
	GAAP(2)	Operating(2)

2016 Q3	$9	$11
2016 Q4	8	11
2017	30	39
2018	28	35
2019	29	34
2020	27	32

2016-2020	131	162
2021-2025	103	120
2026-2030	71	79
2031-2035	40	52
After 2035	19	23
Total expected PV of net expected loss to be expensed	364	436
Future accretion	199	216
Total expected future loss and LAE	$563	$652

1)	The present value of net expected loss to be paid is discounted using weighted-average risk free rates ranging from 0.0% to 2.46% for U.S. dollar denominated obligations.

2)	Net expected loss to be expensed for GAAP reported income is different than operating income, a non-GAAP financial measure, by the amount related to consolidated FG VIEs and credit derivatives.

Assured Guaranty Ltd.
Financial Guaranty Profile (1 of 4)
(dollars in millions)

Net Par Outstanding and Average Rating by Asset Type

	June 30, 2016		December 31, 2015
	Net Par Outstanding	Avg. Internal Rating	Net Par Outstanding	Avg. Internal Rating
U.S. public finance:
General obligation	$118,551	A	$126,255	A
Tax backed	54,876	A	58,062	A
Municipal utilities	42,959	A	45,936	A
Transportation	22,383	A-	23,454	A
Healthcare	13,636	A	15,006	A
Higher education	10,787	A	11,936	A
Infrastructure finance	3,096	BBB	4,993	BBB
Housing	1,845	A-	2,037	A
Investor-owned utilities	902	A-	916	A-
Other public finance	3,079	A	3,271	A
Total U.S. public finance	272,114	A	291,866	A
Non-U.S. public finance:
Infrastructure finance	12,008	BBB	12,728	BBB
Regulated utilities	9,535	BBB+	10,048	BBB+
Pooled infrastructure	1,637	AA	1,879	AA
Other public finance	4,948	A	4,922	A
Total non-U.S. public finance	28,128	BBB+	29,577	BBB+
Total public finance	$300,242	A	$321,443	A

U.S. structured finance:
Pooled corporate obligations	$11,913	AAA	$16,008	AAA
RMBS	6,082	BBB-	7,067	BBB-
Insurance securitizations	2,439	A+	3,000	A+
Consumer receivables	1,905	A-	2,099	A-
Financial products	1,809	AA-	1,906	AA-
CMBS and other commercial real estate related exposures	387	AAA	533	AAA
Commercial receivables	362	BBB	427	BBB+
Other structured finance	665	AA	730	AA-
Total U.S. structured finance	25,562	AA-	31,770	AA-

Non-U.S. structured finance:
Pooled corporate obligations	2,532	AA-	3,645	AA
RMBS	484	BBB	492	BBB
Commercial receivables	441	BBB	600	BBB+
Other structured finance	603	AA-	621	AA-
Total non-U.S. structured finance	4,060	A+	5,358	AA-
Total structured finance	$29,622	A+	$37,128	AA-

Total	$329,864	A	$358,571	A

Please refer to the Glossary for an explanation of the presentation of net par outstanding and the Company's internal rating approach, and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (2 of 4)
As of June 30, 2016
(dollars in millions)

Distribution by Ratings of Financial Guaranty Portfolio

	Public Finance - U.S.		Public Finance - Non-U.S.		Structured Finance - U.S.		Structured Finance - Non-U.S.		Total
Ratings:	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%
AAA	$2,376	0.9%	$695	2.5%	$11,362	44.4%	$1,628	40.1%	$16,061	4.9%
AA	59,310	21.8	1,775	6.3	6,719	26.3	149	3.7	67,953	20.6
A	142,028	52.2	6,440	22.9	2,008	7.9	457	11.2	150,933	45.7
BBB	60,132	22.1	17,840	63.4	920	3.6	1,235	30.4	80,127	24.3
BIG	8,268	3.0	1,378	4.9	4,553	17.8	591	14.6	14,790	4.5
Net Par Outstanding (1)	$272,114	100.0%	$28,128	100.0%	$25,562	100.0%	$4,060	100.0%	$329,864	100.0%

1)	Excludes $1.4 billion of loss mitigation securities insured and held by the Company as of June 30, 2016, which are primarily BIG.

Please refer to the Glossary for an explanation of the presentation of net par outstanding and the Company's internal rating approach, and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (3 of 4)
As of June 30, 2016
(dollars in millions)

Geographic Distribution of Financial Guaranty Portfolio

	Net Par Outstanding	% of Total
U.S.:
U.S. public finance:
California	$47,147	14.3%
Pennsylvania	22,360	6.8
Texas	22,009	6.7
New York	21,075	6.4
Illinois	19,279	5.8
Florida	15,320	4.6
New Jersey	13,252	4.0
Michigan	9,768	3.0
Georgia	6,792	2.1
Ohio	6,346	1.9
Other states	88,766	26.9
Total public finance	272,114	82.5
U.S. structured finance:	25,562	7.7
Total U.S.	297,676	90.2

Non-U.S.:
United Kingdom	16,702	5.1
Australia	3,330	1.0
Canada	2,866	0.9
France	2,516	0.8
Italy	1,266	0.4
Other	5,508	1.6
Total non-U.S.	32,188	9.8

Total net par outstanding	$329,864	100.0%

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (4 of 4)
As of June 30, 2016
(dollars in millions)

Net Direct Economic Exposure to Selected European Countries (1)

	Hungary	Italy	Portugal	Spain	Turkey (4)	Total

Sub-sovereign exposure (2)	$265	$793	$80	$366	$—	$1,504
Non-sovereign exposure (3)	174	432	—	—	204	810
Total	$439	$1,225	$80	$366	$204	$2,314
Total BIG	$369	$—	$80	$366	$—	$815

1)	While the Company’s exposures are shown in U.S. dollars, the obligations the Company insures are in various currencies, primarily Euros.

2)
Sub-sovereign exposure in Selected European Countries includes transactions backed by receivables from or supported by sub-sovereigns, which are governmental or government-backed entities other than the ultimate governing body of the country.

3)	Non-sovereign exposure in Selected European Countries includes debt of regulated utilities, RMBS and diversified payment rights (DPR) securitizations.

4)
The $204 million net insured par exposure in Turkey is to DPR securitizations sponsored by a major Turkish bank. These DPR securitizations were established outside of Turkey and involve payment orders in U.S. dollars, pounds sterling and Euros from persons outside of Turkey to beneficiaries in Turkey who are customers of the sponsoring bank. The sponsoring bank's correspondent banks have agreed to remit all such payments to a trustee-controlled account outside Turkey, where debt service payments for the DPR securitization are given priority over payments to the sponsoring bank.

Please refer to the Glossary for an explanation of the Company's net par outstanding, internal rating approach and of the various sectors.

Assured Guaranty Ltd.
Exposure to Puerto Rico (1 of 3)
As of June 30, 2016
(dollars in millions)

Exposure to Puerto Rico

	Gross Par Outstanding	Net Par Outstanding	Gross Debt Service Outstanding	Net Debt Service Outstanding
Total	$5,756	$5,054	$9,483	$8,466

Net Exposure to Puerto Rico by Risk(1)

	Net Par Outstanding
	AGM	AGC	AG Re	Eliminations (2)	Total Net Par Outstanding (3)	Gross Par Outstanding
Commonwealth Constitutionally Guaranteed
Commonwealth of Puerto Rico - General Obligation Bonds (5)	$720	$415	$480	$—	$1,615	$1,738
Puerto Rico Public Buildings Authority (PBA)(5)	13	137	38	—	188	194
Public Corporations - Certain Revenues Potentially Subject to Clawback(4)
Puerto Rico Highways and Transportation Authority (PRHTA) (Transportation revenue)	289	476	225	(80)	910	937
PRHTA (Highways revenue)	219	100	50	—	369	574
Puerto Rico Convention Center District Authority (PRCCDA)	—	82	82	—	164	164
Puerto Rico Infrastructure Financing Authority (PRIFA)(5)	—	10	8	—	18	18
Other Public Corporations
Puerto Rico Electric Power Authority (PREPA)	431	74	239	—	744	902
Puerto Rico Aqueduct and Sewer Authority (PRASA)	—	296	92	—	388	388
Puerto Rico Municipal Finance Agency (MFA)	206	65	116	—	387	570
Puerto Rico Sales Tax Financing Corporation (COFINA)	262	—	8	—	270	270
University of Puerto Rico	—	1	—	—	1	1
Total net exposure to Puerto Rico	$2,140	$1,656	$1,338	$(80)	$5,054	$5,756

1)	The general obligation bonds of Puerto Rico and various obligations of its related authorities and public corporations are rated triple-C or below.

2)
Net par outstanding eliminations relate to second-to-pay policies under which an Assured Guaranty insurance subsidiary guarantees an obligation already insured by another Assured Guaranty insurance subsidiary.

3)
Includes exposure to capital appreciation bonds with a current aggregate net par outstanding of $34 million and a fully accreted net par at maturity of $67 million. Of these amounts, current net par of $18 million and fully accreted net par at maturity of $50 million relate to the Puerto Rico Sales Tax Financing Corporation, current net par of $10 million and fully accreted net par at maturity of $11 million relate to the PRHTA, and current net par of $5 million and fully accreted net par at maturity of $5 million relate to the Commonwealth General Obligation Bonds.

4)
The Governor issued executive orders on November 30, 2015, and December 8, 2015, directing the Puerto Rico Department of Treasury and the Puerto Rico Tourism Company to retain or transfer certain taxes and revenues pledged to secure the payment of bonds issued by PRHTA, PRIFA and PRCCDA. On January 7, 2016 the Company sued various Puerto Rico governmental officials in the United States District Court, District of Puerto Rico asserting that this attempt to “claw back” pledged taxes and revenues is unconstitutional, and demanding declaratory and injunctive relief.

5)	As of the date of this filing, the Company has paid claims on these credits.

Assured Guaranty Ltd.
Exposure to Puerto Rico (2 of 3)
As of June 30, 2016
(dollars in millions)

Amortization Schedule of Net Par Outstanding of Puerto Rico(1)

	2016 (3Q)	2016 (4Q)	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026 -2030	2031 -2035	2036 -2040	2041 -2045	2046 -2047	Total
Commonwealth Constitutionally Guaranteed
Commonwealth of Puerto Rico - General Obligation Bonds	$142	$0	$95	$75	$82	$137	$16	$37	$14	$73	$68	$255	$475	$146	$—	$—	$1,615
PBA	8	—	30	—	5	10	12	0	7	0	8	53	39	16	—	—	188
Public Corporations - Certain Revenues Potentially Subject to Clawback
PRHTA (Transportation revenue)	33	0	36	42	28	23	18	19	21	1	26	150	228	240	45	—	910
PRHTA (Highways revenue)	19	—	10	10	21	22	26	6	8	8	8	27	167	37	—	—	369
PRCCDA	11	—	—	—	—	—	—	—	—	—	—	19	105	29	—	—	164
PRIFA	—	—	—	2	—	—	—	—	2	—	—	—	—	10	4	—	18
Other Public Corporations
PREPA	20	0	5	4	25	42	22	22	81	78	52	309	84	0	—	—	744
PRASA	15	—	—	—	—	—	—	—	—	2	25	84	—	2	92	168	388
MFA	55	—	47	47	44	37	33	33	16	12	11	52	—	—	—	—	387
COFINA	(1)	0	(1)	(1)	(1)	(1)	(2)	(2)	1	0	(2)	(6)	32	99	155	—	270
University of Puerto Rico	0	—	0	0	0	0	0	0	0	0	0	0	1	—	—	—	1
Total net par for Puerto Rico	$302	$0	$222	$179	$204	$270	$125	$115	$150	$174	$196	$943	$1,131	$579	$296	$168	$5,054

1)
Includes exposure to capital appreciation bonds with a current aggregate net par outstanding of $34 million and a fully accreted net par at maturity of $67 million. Of these amounts, current net par of $18 million and fully accreted net par at maturity of $50 million relate to the Puerto Rico Sales Tax Financing Corporation, current net par of $10 million and fully accreted net par at maturity of $11 million relate to the PRHTA, and current net par of $5 million and fully accreted net par at maturity of $5 million relate to the Commonwealth General Obligation Bonds.

Assured Guaranty Ltd.
Exposure to Puerto Rico (3 of 3)
As of June 30, 2016
(dollars in millions)

Amortization Schedule of Net Debt Service Outstanding of Puerto Rico(1)

	2016 (3Q)	2016 (4Q)	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026 -2030	2031 -2035	2036 -2040	2041 -2045	2046 -2047	Total
Commonwealth Constitutionally Guaranteed
Commonwealth of Puerto Rico - General Obligation Bonds	$184	$0	$171	$146	$150	$201	$72	$93	$69	$127	$117	$459	$605	$161	$—	$—	$2,555
PBA	13	—	39	8	12	18	20	6	14	6	14	72	49	16	—	—	287
Public Corporations - Certain Revenues Potentially Subject to Clawback
PRHTA (Transportation revenue)	57	0	82	86	69	63	57	57	58	37	61	309	348	288	47	—	1,619
PRHTA (Highways revenue)	29	—	29	29	39	39	42	20	21	21	21	87	203	38	—	—	618
PRCCDA	15	—	7	7	7	7	7	7	7	7	7	51	127	30	—	—	286
PRIFA	0	—	1	3	1	1	1	1	3	0	1	4	3	13	4	—	36
Other Public Corporations
PREPA	35	2	38	37	58	74	52	50	109	102	73	366	92	0	—	—	1,088
PRASA	25	—	19	19	19	19	19	19	20	21	45	160	68	70	159	181	863
MFA	64	—	64	62	56	47	40	39	21	16	15	57	—	—	—	—	481
COFINA	6	0	13	13	13	13	13	13	16	15	12	68	103	164	170	—	632
University of Puerto Rico	0	—	0	0	0	0	0	0	0	0	0	0	1	—	—	—	1
Total net par for Puerto Rico	$428	$2	$463	$410	$424	$482	$323	$305	$338	$352	$366	$1,633	$1,599	$780	$380	$181	$8,466

1)
Includes exposure to capital appreciation bonds with a current aggregate net par outstanding of $34 million and a fully accreted net par at maturity of $67 million. Of these amounts, current net par of $18 million and fully accreted net par at maturity of $50 million relate to the Puerto Rico Sales Tax Financing Corporation, current net par of $10 million and fully accreted net par at maturity of $11 million relate to the PRHTA, and current net par of $5 million and fully accreted net par at maturity of $5 million relate to the Commonwealth General Obligation Bonds.

Assured Guaranty Ltd.
Direct Pooled Corporate Obligations Profile
As of June 30, 2016
(dollars in millions)

Distribution of Direct Pooled Corporate Obligations by Ratings

	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement
Ratings:
AAA	$9,840	68.8%	23.4%	29.7%
AA	2,029	14.2	44.9	54.1
A	977	6.8	44.3	47.3
BBB	601	4.2	39.0	37.8
BIG	855	6.0	39.7	23.6
Total exposures	$14,302	100.0%	29.1%	34.4%

Distribution of Direct Pooled Corporate Obligations by Asset Class

	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement	Avg. Rating
Asset class:
Synthetic investment grade pooled corporates	$7,116	49.7%	21.7%	19.4%	AAA
CBOs/CLOs	3,275	22.9	29.3	55.1	AAA
Trust preferred
Banks and insurance	2,199	15.4	45.3	46.6	A
U.S. mortgage and real estate investment trusts	560	3.9	49.5	51.6	BBB
European mortgage and real estate investment trusts	496	3.5	36.4	37.6	BBB
Other pooled corporates	656	4.6	—	—	BB
Total exposures	$14,302	100.0%	29.1%	34.4%	AA+

Please refer to the Glossary for an explanation of internal ratings, performance indicators and sectors.

Assured Guaranty Ltd.
Consolidated U.S. RMBS Profile
As of June 30, 2016
(dollars in millions)

Distribution of U.S. RMBS by Rating and Type of Exposure

Ratings:	Prime First Lien	Alt-A First Lien	Option ARMs	Subprime First Lien	Second Lien	Total Net Par Outstanding
AAA	$2	$197	$16	$1,510	$9	$1,736
AA	35	256	73	334	1	699
A	14	8	2	46	0	70
BBB	61	7	—	83	0	151
BIG	124	622	96	1,220	1,366	3,427
Total exposures	$236	$1,089	$186	$3,193	$1,376	$6,082

Distribution of U.S. RMBS by Year Insured and Type of Exposure

Year insured:	Prime First Lien	Alt-A First Lien	Option ARMs	Subprime First Lien	Second Lien	Total Net Par Outstanding
2004 and prior	$44	$49	$16	$1,003	$89	$1,202
2005	114	414	34	170	302	1,034
2006	79	83	30	674	385	1,251
2007	—	543	107	1,279	600	2,528
2008	—	—	—	67	—	67
Total exposures	$236	$1,089	$186	$3,193	$1,376	$6,082

Please refer to the Glossary for an explanation of the Company's presentation of net par outstanding and a description of performance indicators and sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (1 of 5)
(dollars in millions)

BIG Exposures by Asset Exposure Type

	BIG Net Par Outstanding
	June 30, 2016	December 31, 2015
U.S. public finance:
General obligation	$3,590	$2,964
Tax backed	2,352	2,389
Municipal utilities	1,188	1,247
Infrastructure finance	404	403
Healthcare	303	350
Higher education	280	244
Transportation	86	86
Housing	19	19
Other public finance	46	82
Total U.S. public finance	8,268	7,784
Non-U.S. public finance:
Infrastructure finance	1,054	1,053
Other public finance	324	325
Total non-U.S. public finance	1,378	1,378
Total public finance	$9,646	$9,162

U.S. structured finance:
RMBS	$3,427	$3,973
Pooled corporate obligations	563	806
Consumer receivables	244	305
Insurance securitizations	216	216
Commercial receivables	87	75
Other structured finance	16	94
Total U.S. structured finance	4,553	5,469
Non-U.S. structured finance:
Pooled corporate obligations	385	386
RMBS	105	103
Commercial receivables	101	63
Total non-U.S. structured finance	591	552
Total structured finance	$5,144	$6,021
Total BIG net par outstanding	$14,790	$15,183

Please refer to the Glossary for an explanation of the Company's presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (2 of 5)
(dollars in millions)

Net Par Outstanding by BIG Category(1)

	June 30, 2016	December 31, 2015
Category 1
U.S. public finance	$4,902	$4,765
Non-U.S. public finance	863	875
U.S. structured finance	817	1,874
Non-U.S. structured finance	474	509
Total Category 1	7,056	8,023
Category 2
U.S. public finance	3,191	2,883
Non-U.S. public finance	515	503
U.S. structured finance	746	700
Non-U.S. structured finance	117	43
Total Category 2	4,569	4,129
Category 3
U.S. public finance	175	136
Non-U.S. public finance	—	—
U.S. structured finance	2,990	2,895
Non-U.S. structured finance	—	—
Total Category 3	3,165	3,031
BIG Total	$14,790	$15,183

1)
Assured Guaranty's surveillance department is responsible for monitoring the Company's portfolio of credits and maintains a list of BIG credits. BIG Category 1: Below-investment-grade transactions showing sufficient deterioration to make future losses possible, but for which none are currently expected. BIG Category 2: Below-investment-grade transactions for which future losses are expected but for which no claims (other than liquidity claims which is a claim that the Company expects to be reimbursed within one year) have yet been paid. BIG Category 3: Below-investment-grade transactions for which future losses are expected and on which claims (other than liquidity claims) have been paid.

Please refer to the Glossary for an explanation of the Company's internal rating approach, presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (3 of 5)
As of June 30, 2016
(dollars in millions)

Public Finance BIG Exposures with Revenue Sources Greater Than $50 Million

	Net Par Outstanding	Internal Rating
Name or description
U.S. public finance:
Puerto Rico, General Obligation, Appropriations and Guarantees of the Commonwealth	$1,821	CCC
Puerto Rico Highways & Transportation Authority	1,279	CCC-
Puerto Rico Electric Power Authority (PREPA)	744	CC
Puerto Rico Aqueduct & Sewer Authority (PRASA)	388	CCC
Puerto Rico Municipal Finance Agency	387	CCC-
Oyster Bay, New York	370	BB+
Louisville Arena Authority Inc.	336	BB
Puerto Rico Sales Tax Financing Corporation (COFINA)	270	CCC+
Puerto Rico Convention Center District Authority	164	CCC-
Woonsocket (City of), Rhode Island	138	BB
Stockton Pension Obligation Bonds, California	115	D
Penn Hills School District, Pennsylvania	107	BB
Butler County General Authority, Pennsylvania	105	BB
Detroit-Wayne County Stadium Authority, Michigan	93	BB-
Ebert Metropolitan District, Colorado	87	B+
Orange County Tourist Development Tax, Florida	85	BB
Atlantic City, New Jersey	73	BB
West Mifflin Area School District, Pennsylvania	72	BB
Knox Hills, LLC	65	B
Pennsylvania Economic Development Financing Authority (Capitol Region Parking System)	61	BB
Jennie Stuart Medical Center	58	BB+
Robert Wood Johnson Health Care Corporation at Hamilton	54	B+
Southlands Metropolitan District No. 1, Colorado	52	BB
Pacific Lutheran University, Washington	52	BB+
University of the Arts, Pennsylvania	51	BB
Total	$7,027

Non-U.S. public finance:
Reliance Rail Finance Pty Limited	$513	BB
M6 Duna Autopalya Koncesszios Zartkoruen Mukodo Reszvenytarsasag	265	BB-
Valencia Fair	243	BB-
Autovia de la Mancha, S.A.	116	BB-
CountyRoute (A130) plc	96	BB-
Metropolitano de PortoLease and Sublease of Railroad Equipment	54	B+
Total	$1,287
Total	$8,314

Please refer to the Glossary for an explanation of the Company's internal rating approach, presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (4 of 5)
As of June 30, 2016
(dollars in millions)

Structured Finance BIG Exposures Greater Than $50 Million

	BIG Net Par Outstanding	Internal Rating	Current Credit Enhancement	60+ Day Delinquencies
Name or description
U.S. structured finance:
RMBS:
Option One 2007-FXD2	$256	CCC	0.0%	20.7%
Countrywide HELOC 2006-I	213	B	0.0%	2.6%
MABS 2007-NCW	185	CCC	0.0%	37.4%
Nomura Asset Accept. Corp. 2007-1	174	CCC	0.0%	26.0%
Soundview 2007-WMC1	167	CCC	-	41.2%
Countrywide Home Equity Loan Trust 2007-D	130	CCC	0.0%	2.8%
New Century 2005-A	118	CCC	6.2%	18.6%
Countrywide Home Equity Loan Trust 2005-J	116	CCC	0.1%	4.6%
Countrywide HELOC 2006-F	113	CCC	0.0%	5.3%
Countrywide HELOC 2005-D	108	CCC	0.0%	5.0%
Countrywide HELOC 2007-B	101	B	0.0%	2.8%
Countrywide HELOC 2007-A	101	B	0.0%	3.8%
IndyMac 2007-H1 HELOC	84	B	0.0%	1.6%
Doral 2006-1	79	B	7.5%	22.2%
GMACM 2004-HE3	67	CCC	0.0%	6.4%
Soundview (Delta) 2008-1	67	CCC	1.8%	24.5%
Ace 2007-D1	55	CCC	3.6%	26.7%
Ace Home Equity Loan Trust 2007-SL1	55	CCC	-	6.4%
IMPAC CMB Trust Series 2007-A	50	BB	10.1%	16.6%
Total RMBS	$2,239

Please refer to the Glossary for the Company's internal rating approach, presentation of net par outstanding and a description of performance indicators and sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (5 of 5)
As of June 30, 2016
(dollars in millions)

Structured Finance BIG Exposures Greater Than $50 Million (continued)

	BIG Net Par Outstanding	Internal Rating	Current Credit Enhancement
Name or description
U.S. structured finance:
Non-RMBS:
Alesco Preferred Funding XVI, Ltd.	$215	BB	19.9%
Ballantyne Re Plc	175	CC	N/A
Taberna Preferred Funding II, Ltd.	147	B	31.5%
US Capital Funding IV, Ltd.	127	CCC	11.7%
Taberna Preferred Funding VI, Ltd.	74	BB-	38.8%
National Collegiate Trust Series 2006-2	68	CCC	N/A
Subtotal non-RMBS	$806
Subtotal U.S. structured finance	$3,045

Non-U.S. structured finance:
Gleneagles Funding Ltd.	$231	BB	N/A
Private Pooled Corporate Transaction	88	BB	N/A
Blade Engine Securitization Ltd. Series 2006-1A-1	74	CCC	N/A
FHB	57	BB-	N/A
Subtotal Non-U.S. structured finance	$450
Total	$3,495

Please refer to the Glossary for the Company's internal rating approach, presentation of net par outstanding and a description of performance indicators and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (1 of 4)
As of June 30, 2016
(dollars in millions)

50 Largest U.S. Public Finance Exposures by Revenue Source

Credit Name:	Net Par Outstanding	Internal Rating
New Jersey (State of)	$4,713	BBB+
California (State of)	2,242	A
Illinois (State of)	2,126	BBB+
New York (City of) New York	1,948	A+
Puerto Rico, General Obligation, Appropriations and Guarantees of the Commonwealth	1,821	CCC
Massachusetts (Commonwealth of)	1,771	AA
New York (State of)	1,756	A+
Los Angeles Unified School District, California	1,615	AA-
Pennsylvania (Commonwealth of)	1,611	A
Chicago (City of) Illinois	1,606	BBB+
Philadelphia (City of) Pennsylvania	1,510	BBB+
Wisconsin (State of)	1,444	A+
Miami-Dade County Florida Aviation Authority - Miami International Airport	1,401	A
Puerto Rico Highways & Transportation Authority	1,279	CCC-
New York Metropolitan Transportation Authority	1,275	A
Chicago Public Schools, Illinois	1,273	BBB-
Massachusetts (Commonwealth of) Water Resources	1,248	AA
Georgia Board of Regents	1,218	A
Port Authority of New York and New Jersey	1,200	A+
North Texas Tollway Authority Dallas, Texas	1,171	A
Michigan (State of)	1,072	A+
Long Island Power Authority	1,054	BBB+
Philadelphia School District, Pennsylvania	1,037	BBB
Great Lakes Water Authority (Sewerage), Michigan	1,032	BBB
Arizona (State of)	1,019	A+
Chicago-O'Hare International Airport, Illinois	1,002	A-
Miami-Dade County School Board, Florida	997	A-
Great Lakes Water Authority (Water), Michigan	878	BBB
Atlanta Georgia Water & Sewer System	870	BBB+
New York City Municipal Water Finance Authority	864	AA
Central Florida Expressway Authority, Florida	845	A+
Washington (State of)	809	AA
San Diego Unified School District, California	801	AA
Kentucky (Commonwealth of)	786	A+
Miami-Dade County, Florida Water & Sewer	771	A+
District of Columbia	771	AA-
Houston, Texas Water and Sewer Authority	764	AA-
Illinois Toll Highway Authority	750	AA-
Puerto Rico Electric Power Authority (PREPA)	744	CC
Metro Washington Airport Authority	729	A+
Oglethorpe Power Corporation, Georgia	718	BBB+
Pennsylvania Turnpike Commission	712	A-
Miami-Dade County, Florida	700	A+
Nassau County, New York	698	A-
Chicago Transit Authority, Illinois	688	AA-
San Jose Airport, California	686	BBB+
Metropolitan Pier & Exposition Authority, Illinois	681	A
Garden State Preservation Trust (Open Space & Farmland), New Jersey	642	AA
Jefferson County Alabama Sewer	637	BBB-
San Francisco (City & County) Airport Commission, California	635	A
Total top 50 U.S. public finance exposures	$58,620

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (2 of 4)
As of June 30, 2016
(dollars in millions)

50 Largest U.S. Structured Finance Exposures

Credit Name:	Net Par Outstanding	Internal Rating	Credit Enhancement
Private US Insurance Securitization	$800	AA	N/A
Synthetic Investment Grade Pooled Corporate CDO	766	AAA	14.8%
Synthetic Investment Grade Pooled Corporate CDO	744	AAA	26.7%
Synthetic Investment Grade Pooled Corporate CDO	655	AAA	14.9%
Synthetic Investment Grade Pooled Corporate CDO	563	AAA	23.4%
Fortress Credit Opportunities I, LP.	546	AA	50.7%
Synthetic Investment Grade Pooled Corporate CDO	516	AAA	14.3%
Private US Insurance Securitization	500	AA	N/A
Synthetic Investment Grade Pooled Corporate CDO	450	AAA	17.7%
SLM Private Credit Student Trust 2007-A	450	A-	18.1%
Synthetic Investment Grade Pooled Corporate CDO	440	AAA	21.2%
LIICA Holdings, LLC	428	AA	N/A
SLM Private Credit Student Loan Trust 2007-6	392	AAA	4.2%
Synthetic Investment Grade Pooled Corporate CDO	380	AAA	29.2%
SLM Private Credit Student Loan Trust 2006-C	356	A-	21.3%
Synthetic Investment Grade Pooled Corporate CDO	346	AAA	16.3%
Synthetic Investment Grade Pooled Corporate CDO	311	AAA	14.2%
Cent CDO 15 Limited	287	AAA	100.0%
Synthetic Investment Grade Pooled Corporate CDO	283	AAA	30.3%
Synthetic Investment Grade Pooled Corporate CDO	270	AAA	29.1%
Cent CDO 12 Limited	258	AAA	25.1%
Option One 2007-FXD2	256	CCC	0.0%
Private US Insurance Securitization	250	AA	N/A
ALESCO Preferred Funding XIV	227	A+	43.7%
Alesco Preferred Funding XVI, Ltd.	215	BB	19.9%
Countrywide HELOC 2006-I	213	B	0.0%
Timberlake Financial, LLC Floating Insured Notes	212	BBB-	N/A
Synthetic Investment Grade Pooled Corporate CDO	204	AAA	9.2%
Synthetic Investment Grade Pooled Corporate CDO	204	AAA	10.4%
MABS 2007-NCW	185	CCC	0.0%
Ballantyne Re Plc	175	CC	N/A
Grayson CLO	175	AAA	47.4%
Nomura Asset Accept. Corp. 2007-1	174	CCC	0.0%
Synthetic Investment Grade Pooled Corporate CDO	170	AAA	27.6%
CWALT Alternative Loan Trust 2007-HY9	167	A+	0.4%
Soundview 2007-WMC1	167	CCC	-
CWABS 2007-4	157	A	2.5%
Taberna Preferred Funding II, Ltd.	147	B	31.5%
Private Other Structured Finance Transaction	144	AAA	N/A
Trapeza CDO XI	137	A-	47.6%
ALESCO Preferred Funding XIII, Ltd.	137	AA	51.7%
Mountain View CLO II	136	AAA	30.4%
Countrywide Home Equity Loan Trust 2007-D	130	CCC	0.0%
US Capital Funding IV, Ltd	127	CCC	11.7%
Private Other Structured Finance Transaction	126	AAA	N/A
Kingsland IV	121	AAA	39.2%
Lime Street CLO, Ltd.	120	AAA	100.0%
Countrywide 2007-13	119	AA-	19.6%
New Century 2005-A	118	CCC	6.2%
Countrywide Home Equity Loan Trust 2005-J	116	CCC	0.1%
Total top 50 U.S. structured finance exposures	$14,570

Please refer to the Glossary for the Company's internal rating approach, presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (3 of 4)
As of June 30, 2016
(dollars in millions)

25 Largest Non-U.S. Exposures by Revenue Source

Credit Name:	Country	Net Par Outstanding	Internal Rating
Hydro-Quebec, Province of Quebec	Canada	$2,037	A+
Thames Water Utility Finance PLC	United Kingdom	1,045	A-
HIT Finance B.V.	France	996	BBB+
Channel Link Enterprises Finance PLC	France, United Kingdom	830	BBB
Capital Hospitals (Barts)	United Kingdom	730	BBB-
Artesian Finance II Plc (Southern)	United Kingdom	661	A-
Verbund - Lease and Sublease of Hydro-Electric Equipment	Austria	660	AAA
Southern Gas Networks PLC	United Kingdom	598	BBB
International Infrastructure Pool	United Kingdom	585	AA
Campania Region	Italy	572	BBB-
InspirED Education (South Lanarkshire) plc	Scotland	562	BBB-
A28 Motorway	France	537	BBB-
International Infrastructure Pool	United Kingdom	526	AA
International Infrastructure Pool	United Kingdom	526	AA
Reliance Rail Finance Pty Limited	Australia	513	BB
Southern Cross Airports Corporation Pty	Australia	502	BBB
Envestra Limited	Australia	486	BBB
Scotland Gas Networks Plc	United Kingdom	460	BBB
Central Nottinghamshire Hospitals PLC	United Kingdom	457	BBB
United Utilities Water PLC	United Kingdom	432	BBB+
NewHospitals (St Helens & Knowsley) Finance PLC	United Kingdom	424	BBB
The Hospital Company (QAH Portsmouth) Limited	United Kingdom	405	BBB
Yorkshire Water Services Finance Plc	United Kingdom	379	A-
Integrated Accommodation Services PLC	United Kingdom	368	BBB+
Northumbrian Water	United Kingdom	367	BBB+
Total top 25 non-U.S. exposures		$15,658

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (4 of 4)
As of June 30, 2016
(dollars in millions)

10 Largest U.S. Residential Mortgage Servicer Exposures

Servicer:	Net Par Outstanding
Ocwen Loan Servicing, LLC (1)	$1,880
Specialized Loan Servicing, LLC	1,560
Bank of America, N.A. (2)	1,344
Wells Fargo Bank N.A.	531
JPMorgan Chase Bank	228
Select Portfolio Servicing, Inc.	145
Banco Popular de Puerto Rico	79
Ditech Financial LLC	55
Carrington Mortgage Services, LLC	41
Citicorp Mortgage Securities, Inc.	38
Total top 10 U.S. residential mortgage servicer exposures	$5,901

1) Includes GMAC Mortgage LLC, Residential Funding Inc. and Homeward Residential Inc.

2)	Includes Countrywide Home Loans Servicing LP.

10 Largest U.S. Healthcare Exposures

Credit Name:	Net Par Outstanding	Internal Rating	State
MultiCare Health System	$409	AA-	WA
Dignity Health, California	370	A	CA
Children's National Medical Center, District of Columbia	365	A-	DC
CHRISTUS Health	364	A	TX
Methodist Healthcare	359	A+	TN
Bon Secours Health System Obligated Group	323	A-	MD
Carolina HealthCare System	319	AA-	NC
Palmetto Health Alliance, South Carolina	274	A-	SC
Columbus Regional Healthcare System Inc.	272	BBB-	GA
Catholic Health Partners	272	A+	OH
Total top 10 U.S. healthcare exposures	$3,327

Please refer to the Glossary for the Company's internal rating approach and presentation of net par outstanding.

Assured Guaranty Ltd.
Rollforward of Net Expected Loss and LAE to be Paid After Benefit for R&W
(dollars in millions)

Rollforward of Net Expected Loss and LAE to be Paid(1) After Benefit for R&W for the Three Months Ended June 30, 2016

	Net Expected Loss to be Paid (Recovered) as of March 31, 2016	Economic Loss Development During 2Q-16	(Paid) Recovered Losses During 2Q-16	Net Expected Loss to be Paid (Recovered) as of June 30, 2016
Public Finance:
U.S. public finance	$864	$111	$(12)	$963
Non-U.S public finance	39	(2)	—	37
Public Finance	903	109	(12)	1,000

U.S. RMBS
First lien:
Prime first lien	(1)	0	4	3
Alt-A first lien	36	(38)	(94)	(96)
Option ARMs	(47)	(10)	1	(56)
Subprime first lien	240	(26)	13	227
Total first lien	228	(74)	(76)	78
Second lien	65	(7)	56	114
Total U.S. RMBS (2)	293	(81)	(20)	192
Triple-X life insurance transactions	102	(2)	0	100
Student loans	32	(1)	0	31
Other structured finance	7	(3)	(1)	3
Structured Finance	434	(87)	(21)	326
Total	$1,337	$22	$(33)	$1,326

Rollforward of Net Expected Loss and LAE to be Paid(1) After Benefit for R&W for the Six Months Ended June 30, 2016

	Net Expected Loss to be Paid (Recovered) as of December 31, 2015	Economic Loss Development During 2016	(Paid) Recovered Losses During 2016	Net Expected Loss to be Paid (Recovered) as of June 30, 2016
Public Finance:
U.S. public finance	$771	$209	$(17)	$963
Non-U.S public finance	38	(1)	—	37
Public Finance	809	208	(17)	1,000

U.S. RMBS
First lien:
Prime first lien	(2)	0	5	3
Alt-A first lien	127	(54)	(169)	(96)
Option ARMs	(28)	(31)	3	(56)
Subprime first lien	251	(25)	1	227
Total first lien	348	(110)	(160)	78
Second lien	61	(2)	55	114
Total U.S. RMBS (2)	409	(112)	(105)	192
Triple-X life insurance transactions	99	2	(1)	100
Student loans	54	(15)	(8)	31
Other structured finance	20	(2)	(15)	3
Structured Finance	582	(127)	(129)	326
Total	$1,391	$81	$(146)	$1,326

1)	Includes expected loss to be paid, economic loss development and paid (recovered) losses for all contracts (i.e. those accounted for as insurance, credit derivatives and FG VIEs).

2)	Includes future net representations and warranties (R&W) recoverable (payable) of $79 million as of December 31, 2015, $47 million as of March 31, 2016 and $(58) million as of June 30, 2016.

Assured Guaranty Ltd.
Loss Measures
As of June 30, 2016
(dollars in millions)

	Total Net Par Outstanding for BIG Transactions	2Q-16 Loss and LAE	2Q-16 Operating Loss and LAE	2016 Loss and LAE	2016 Operating Loss and LAE	GAAP Net Expected Loss to be Expensed	Operating Net Expected Loss to be Expensed
Public Finance:
U.S. public finance	$8,268	$116	$116	$213	$213	$181	$181
Non-U.S public finance	1,378	(1)	(1)	(1)	(1)	13	13
Public Finance	9,646	115	115	212	212	194	194
Structured Finance:
U.S. RMBS:
First lien:
Prime first lien	124	(1)	(1)	(1)	(1)	$0	0
Alt-A first lien	621	3	2	10	10	24	34
Option ARMs	96	(7)	(8)	(21)	(24)	16	16
Subprime	1,220	(9)	(19)	(5)	(17)	57	61
Total first lien	2,061	(14)	(26)	(17)	(32)	97	111
Second lien	1,366	5	4	12	17	58	116
Total U.S. RMBS	3,427	(9)	(22)	(5)	(15)	155	227
Triple-X life insurance transactions	216	(1)	(1)	2	2	5	5
TruPS	563	0	1	0	1	—	—
Student loans	110	0	0	(14)	(14)	1	1
Other structured finance	828	(3)	(5)	(3)	(7)	9	9
Structured Finance	5,144	(13)	(27)	(20)	(33)	170	242
Total	$14,790	$102	$88	$192	$179	$364	$436

Reconciliation of GAAP to Non-GAAP operating loss measures

	2Q-16	2016
Loss and LAE	$102	$192
Adjustments to add losses incurred related to:
Credit derivatives	$(11)	$(17)
FG VIEs	(3)	4
Operating loss and LAE	$88	$179

As of June 30, 2016
GAAP net expected loss to be expensed	$364
Adjustments to add net expected loss to be expensed related to:
Credit derivatives	0
FG VIEs	72
Operating net expected loss to be expensed	$436

GAAP future accretion	$199
Adjustments to add future accretion related to:
Credit derivatives	0
FG VIEs	17
Operating future accretion	$216

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Summary of Financial and Statistical Data
(dollars in millions, except per share amounts)

	As of and for Six Months Ended June 30, 2016		Year Ended December 31,
			2015		2014		2013		2012
GAAP Summary Income Statement Data
Net earned premiums	$397		$766		$570		$752		$853
Net investment income	197		423		403		393		404
Realized gains and other settlements on credit derivatives	32		(18)		23		(42)		(108)
Total expenses	375		776		463		466		822
Income (loss) before income taxes	266		1,431		1,531		1,142		132
Net income (loss)	205		1,056		1,088		808		110
Net income (loss) per diluted share	1.51		7.08		6.26		4.30		0.57

GAAP Summary Balance Sheet Data
Total investments and cash	$10,905		$11,358		$11,459		$10,969		$11,223
Total assets	14,092		14,544		14,919		16,285		17,240
Unearned premium reserve	3,617		3,996		4,261		4,595		5,207
Loss and LAE reserve	1,268		1,067		799		592		601
Long-term debt	1,303		1,300		1,297		814		834
Shareholders’ equity	6,250		6,063		5,758		5,115		4,994
Shareholders’ equity per share	47.06		43.96		36.37		28.07		25.74

Other Financial Information (GAAP Basis)
Net debt service outstanding (end of period)	$488,362		$536,341		$609,622		$690,535		$780,356
Gross debt service outstanding (end of period)	508,805		559,470		646,722		737,380		833,098
Net par outstanding (end of period)	329,864		358,571		403,729		459,107		518,772
Gross par outstanding (end of period)	342,888		373,192		426,705		487,895		550,908

Other Financial Information (Statutory Basis)(1)
Net debt service outstanding (end of period)	$450,045		$502,331		$583,598		$663,797		$756,044
Gross debt service outstanding (end of period)	469,116		524,104		619,475		709,000		807,420
Net par outstanding (end of period)	294,506		327,306		379,714		434,597		496,237
Gross par outstanding (end of period)	306,229		340,662		401,552		461,845		527,126

Claims-paying resources
Policyholders' surplus	$4,707		$4,550		$4,142		$3,202		$3,579
Contingency reserve	2,313		2,263		2,330		2,934		2,364
Qualified statutory capital	7,020		6,813		6,472		6,136		5,943
Unearned premium reserve	2,778		3,045		3,299		3,545		3,833
Loss and LAE reserves	852		1,043		852		773		512
Total policyholders' surplus and reserves	10,650		10,901		10,623		10,454		10,288
Present value of installment premium	528		645		716		858		1,005
CCS and standby line of credit	400		400		400		400		600
Excess of loss reinsurance facility	360		360		450		435		435
Total claims-paying resources	$11,938		$12,306		$12,189		$12,147		$12,328

Ratios:
Net par outstanding to qualified statutory capital	42	:1	48	:1	59	:1	71	:1	83:1
Capital ratio(2)	64	:1	74	:1	90	:1	108	:1	127:1
Financial resources ratio(2)	38	:1	41	:1	48	:1	55	:1	61:1

Par and Debt Service Written
Gross debt service written:
Public finance - U.S.	$11,103		$25,832		$20,804		$15,559		$25,252
Public finance - non-U.S.	543		2,054		233		674		40
Structured finance - U.S.	3		355		423		297		623
Structured finance - non-U.S.	—		69		387		—		—
Total gross debt service written	$11,649		$28,310		$21,847		$16,530		$25,915

Net debt service written	$11,649		$28,310		$21,847		$16,497		$25,915
Net par written	7,524		17,336		13,171		9,331		16,816
Gross par written	7,524		17,336		13,171		9,350		16,816
1) Statutory amounts prepared on a consolidated basis. The National Association of Insurance Commissioners Annual Statements for U.S. Domiciled Insurance Subsidiaries are prepared on a stand-alone basis.

2)	See page 8 for additional detail on claims-paying resources.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
Please refer to the Glossary for an explanation of the presentation of net debt service and net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Summary of Non-GAAP Financial Measures (1 of 2)
(dollars in millions, except per share amounts)

	Six Months Ended June 30, 2016	Year Ended December 31,
		2015	2014	2013	2012
PVP:
Public finance - U.S.	$64	$124	$128	$116	$166
Public finance - non-U.S.	14	27	7	18	1
Structured finance - U.S.	1	22	24	7	43
Structured finance - non-U.S.	—	6	9	—	—
Total PVP	79	179	168	141	210
Less: PVP of non-financial guaranty insurance	1	7	—	—	—
Less: Financial guaranty installment premium PVP	14	46	42	26	45
Plus: Installment GWP and other GAAP adjustments (1)	(9)	55	(22)	8	88
Total GWP	$55	$181	$104	$123	$253

Operating income reconciliation:
Net income (loss)	$205	$1,056	$1,088	$808	$110
Less pre-tax adjustments:
Realized gains (losses) on investments	(5)	(37)	(51)	54	(7)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(28)	505	687	(49)	(672)
Fair value gains (losses) on CCS	(27)	27	(11)	10	(18)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	(19)	(15)	(21)	(1)	21
Effect of consolidating FG VIEs	12	25	235	296	95
Total pre-tax adjustments	(67)	505	839	310	(581)
Less tax effect on pre-tax adjustments	20	(148)	(242)	(111)	156
Operating income	$252	$699	$491	$609	$535

Operating income per diluted share reconciliation:
Net income (loss) per diluted share	$1.51	$7.08	$6.26	$4.30	$0.57
Less pre-tax adjustments:
Realized gains (losses) on investments	(0.04)	(0.25)	(0.29)	0.29	(0.04)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(0.21)	3.39	3.95	(0.26)	(3.53)
Fair value gains (losses) on CCS	(0.20)	0.18	(0.06)	0.05	(0.09)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	(0.14)	(0.10)	(0.12)	(0.01)	0.11
Effect of consolidating FG VIEs	0.09	0.17	1.35	1.58	0.50
Total pre-tax adjustments	(0.50)	3.39	4.83	1.65	(3.05)
Less tax effect on pre-tax adjustments	0.15	(1.00)	(1.40)	(0.60)	0.81
Operating income per diluted share	$1.86	$4.69	$2.83	$3.25	$2.81

1)
Includes present value of new business on installment policies discounted at the prescribed GAAP discount rates, gross written premium adjustments on existing installment policies due to changes in assumptions, any cancellations of assumed reinsurance contracts, and other GAAP adjustments.

Assured Guaranty Ltd.
Summary of Non-GAAP Financial Measures (2 of 2)
(dollars in millions, except per share amounts)

	As of June 30, 2016	As of December 31,
		2015	2014	2013	2012
Adjusted book value reconciliation:
Shareholders' equity	$6,250	$6,063	$5,758	$5,115	$4,994
Less pre-tax adjustments:
Effect of consolidating FG VIEs	(18)	(35)	(68)	(265)	(545)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(265)	(241)	(741)	(1,447)	(1,346)
Fair value gains (losses) on CCS	35	62	35	46	35
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	598	376	534	208	664
Taxes	(111)	(45)	65	409	356
Operating shareholders' equity	6,011	5,946	5,933	6,164	5,830
Pre-tax adjustments:
Less: Deferred acquisition costs	110	114	121	124	116
Plus: Net present value of estimated net future credit derivative revenue	93	169	159	214	317
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	3,073	3,417	3,497	3,880	4,407
Taxes	(852)	(979)	(973)	(1,101)	(1,287)
Adjusted book value	$8,215	$8,439	$8,495	$9,033	$9,151

Adjusted book value per share reconciliation:
Shareholders' equity per share	$47.06	$43.96	$36.37	$28.07	$25.74
Less pre-tax adjustments:
Effect of consolidating FG VIEs	(0.13)	(0.25)	(0.43)	(1.45)	(2.81)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(2.00)	(1.75)	(4.68)	(7.94)	(6.94)
Fair value gains (losses) on CCS	0.26	0.45	0.22	0.25	0.18
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	4.50	2.73	3.37	1.14	3.42
Taxes	(0.83)	(0.33)	0.41	2.24	1.84
Operating shareholders' equity per share	45.26	43.11	37.48	33.83	30.05
Pre-tax adjustments:
Less: Deferred acquisition costs	0.83	0.83	0.76	0.68	0.60
Plus: Net present value of estimated net future credit derivative revenue	0.70	1.23	1.00	1.17	1.63
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	23.14	24.77	22.09	21.30	22.72
Taxes	(6.41)	(7.10)	(6.15)	(6.04)	(6.63)
Adjusted book value per share	$61.86	$61.18	$53.66	$49.58	$47.17

Glossary

Net Par Outstanding and Internal Ratings
Net par outstanding is insured par exposure, net of reinsurance cessions. Unless otherwise indicated, GAAP net par outstanding amounts exclude amounts related to securities the Company has purchased for loss mitigation purposes.

Internal Rating utilizes the Company’s ratings scale, which is similar to that used by the nationally recognized statistical rating organizations; however, the ratings in the tables may not be the same as ratings assigned by any such rating agency.

Statutory Net Par and Net Debt Service Outstanding. Under statutory accounting, net par and net debt service outstanding would be reduced both when an outstanding issue is legally defeased (i.e., an issuer has legally discharged its obligations with respect to a municipal security by satisfying conditions set forth in defeasance provisions contained in transaction documents and is no longer responsible for the payment of debt service with respect to such obligations) and when such issue is economically defeased (i.e., transaction documents for a municipal security do not contain defeasance provisions but the issuer establishes an escrow account with United States (U.S.) government securities in amounts sufficient to pay the refunded bonds when due; the refunded bonds are not considered paid and continue to be outstanding under the transaction documents and the issuer remains responsible to pay debt service when due to the extent monies on deposit in the escrow account are insufficient for such purpose).

Performance Indicators
The performance information described below is obtained from third parties and/or provided by the trustee and may be subject to revision as updated or additional information are obtained:

60+ Day Delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or real estate owned divided by current collateral balance.

Average Credit Enhancement is intended to provide a measure of the amount of equity and/or subordinated tranches that are junior in the capital structure to Assured Guaranty’s exposure, expressed as a percentage of the total transaction size, and reflects any reduction of that credit support resulting from defaults or other factors. For transactions where excess spread may be available to absorb certain losses, the amounts shown do not include any benefit from excess spread. The calculation methodologies differ for the various asset classes to reflect differences in transaction structures in order to provide a measure that management believes is comparable across asset classes. Some asset classes may not have subordinated tranches so they are excluded from the weighted averages.

Sectors
Below are brief descriptions of selected types of public and structured finance obligations that the Company insures and reinsures. For a more complete description, please refer to Assured Guaranty Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2015.

Public Finance:
General Obligation Bonds are full faith and credit bonds that are issued by states, their political subdivisions and other municipal issuers, and are supported by the general obligation of the issuer to pay from available funds and by a pledge of the issuer to levy ad valorem taxes in an amount sufficient to provide for the full payment of the bonds.

Tax-Backed Bonds are obligations that are supported by the issuer from specific and discrete sources of taxation. They include tax-backed revenue bonds, general fund obligations and lease revenue bonds. Tax-backed obligations may be secured by a lien on specific pledged tax revenues, such as a gasoline or excise tax, or incrementally from growth in property tax revenue associated with growth in property values. These obligations also include obligations secured by special assessments levied against property owners and often benefit from issuer covenants to enforce collections of such assessments and to foreclose on delinquent properties. Lease revenue bonds typically are general fund obligations of a municipality or other governmental authority that are subject to annual appropriation or abatement; projects financed and subject to such lease payments ordinarily include real estate or equipment serving an essential public purpose. Bonds in this category also include moral obligations of municipalities or governmental authorities.

Municipal Utility Bonds are obligations of all forms of municipal utilities, including electric, water and sewer utilities and resource recovery revenue bonds. These utilities may be organized in various forms, including municipal enterprise systems, authorities or joint action agencies.

Glossary (continued)

Sectors (continued)

Transportation Bonds include a wide variety of revenue-supported bonds, such as bonds for airports, ports, tunnels, municipal parking facilities, toll roads and toll bridges.

Healthcare Bonds are obligations of healthcare facilities, including community-based hospitals and systems, as well as of health maintenance organizations and long-term care facilities.

Higher Education Bonds are obligations secured by revenue collected by either public or private secondary schools, colleges and universities. Such revenue can encompass all of an institution’s revenue, including tuition and fees, or in other cases, can be specifically restricted to certain auxiliary sources of revenue.

Infrastructure Bonds include obligations issued by a variety of entities engaged in the financing of infrastructure projects, such as roads, airports, ports, social infrastructure and other physical assets delivering essential services supported by long-term concession arrangements with a public sector entity.

Investor-Owned Utility Bonds are obligations primarily backed by investor-owned utilities, first mortgage bond obligations of for-profit electric or water utilities providing retail, industrial and commercial service, and also include sale-leaseback obligation bonds supported by such entities.

Housing Revenue Bonds are obligations relating to both single and multi-family housing, issued by states and localities, supported by cash flow and, in some cases, insurance from entities such as the Federal Housing Administration.

Regulated Utilities Obligations are issued by government-regulated providers of essential services and commodities, including electric, water and gas utilities. The majority of the Company's international regulated utility business is conducted in the United Kingdom.

Pooled Infrastructure Obligations are synthetic asset-backed obligations that take the form of credit default swap obligations or credit-linked notes that reference either infrastructure finance obligations or a pool of such obligations, with a defined deductible to cover credit risks associated with the referenced obligations.

Other Public Finance primarily includes government insured student loans, government-sponsored project finance and structured municipal transactions, which includes excess of loss reinsurance on portfolios of municipal credits.

Structured Finance:
Pooled Corporate Obligations are securities primarily backed by various types of corporate debt obligations, such as secured or unsecured bonds, bank loans or loan participations and trust preferred securities (TruPS). These securities are often issued in ‘‘tranches,’’ with subordinated tranches providing credit support to the more senior tranches. The Company’s financial guaranty exposures generally are to the more senior tranches of these issues.

Residential Mortgage-Backed Securities (RMBS) are obligations backed by closed-end and open-end first and second lien mortgage loans on one-to-four family residential properties, including condominiums and cooperative apartments. First lien mortgage loan products in these transactions include fixed rate, adjustable rate (ARM) and option adjustable-rate (Option ARM) mortgages. The credit quality of borrowers covers a broad range, including ‘‘prime’’, ‘‘subprime’’ and ‘‘Alt-A’’. A prime borrower is generally defined as one with strong risk characteristics as measured by factors such as payment history, credit score, and debt-to-income ratio. A subprime borrower is a borrower with higher risk characteristics, usually as determined by credit score and/or credit history. An Alt-A borrower is generally defined as a prime quality borrower that lacks certain ancillary characteristics, such as fully documented income.

Additional insured obligations within RMBS include Home Equity Lines of Credit (HELOCs), which refers to a type of residential mortgage-backed transaction backed by second-lien loan collateral consisting of home equity lines of credit. U.S. Prime First Lien is a type of residential mortgage-backed securities transaction backed primarily by prime first-lien loan collateral plus an insignificant amount of other miscellaneous RMBS transactions.

CBOs/CLOs (collateralized bond obligations and collateralized loan obligations) are asset-backed securities largely backed by non-investment grade/high yield collateral.

Commercial Mortgage-Backed Securities (CMBS) are obligations backed by pools of commercial mortgages. The collateral supporting CMBS include office, multifamily, retail, hotel, industrial and other specialized or mixed-use properties.

Financial Products Business is how the Company refers to the guaranteed investment contracts (GICs) portion of a line of business previously conducted by Assured Guaranty Municipal Holdings Inc. (AGMH) that the Company did not acquire when it purchased AGMH in 2009 from Dexia SA and that is being run off. That line of business was comprised of AGMH's GICs business, its medium term notes business and the equity payment agreements associated with AGMH's leveraged lease business. Assured Guaranty is indemnified by Dexia SA and certain of its affiliates against loss from the former Financial Products Business.

Glossary (continued)

Sectors (continued)

Consumer Receivables Securities are obligations backed by non-mortgage consumer receivables, such as student loans, automobile loans and leases, manufactured home loans and other consumer receivables.

Commercial Receivables Securities are obligations backed by equipment loans or leases, aircraft and aircraft engine financings, business loans and trade receivables. Credit support is derived from the cash flows generated by the underlying obligations, as well as property or equipment values as applicable.

Insurance Securitization Obligations are obligations secured by the future earnings from pools of various types of insurance/reinsurance policies and income produced by invested assets.

Other Structured Finance Obligations are obligations backed by assets not generally described in any of the other described categories. One such type of asset is a tax benefit to be realized by an investor in one of the Federal or state programs that permit such investor to receive a credit against taxes (such as Federal corporate income tax or state insurance premium tax) for making qualified investments in specified enterprises, typically located in designated low-income areas.

Non-GAAP Financial Measures

The Company discloses both financial measures determined in accordance with accounting principles generally accepted in the United States of America (GAAP) and financial measures not determined in accordance with GAAP (non-GAAP financial measures).

Financial measures identified as non-GAAP should not be considered substitutes for GAAP financial measures. The primary limitation of non-GAAP financial measures is the potential lack of comparability to financial measures of other companies, which may define non-GAAP financial measures differently than Assured Guaranty.

Management and the Board of Directors use non-GAAP financial measures, as well as GAAP financial measures and other factors, to evaluate the Company’s results of operations, financial condition and progress towards long-term goals. By disclosing non-GAAP financial measures, the Company gives investors, analysts and financial news reporters access to some of the same information that management and the Board of Directors review internally. Assured Guaranty believes its presentation of non-GAAP financial measures is consistent with how analysts calculate their estimates of Assured Guaranty’s financial results in their research reports on Assured Guaranty and with how investors, analysts and the financial news media evaluate Assured Guaranty’s financial results.

Many investors, analysts and financial news reporters use operating shareholders’ equity as the principal financial measure for valuing AGL’s current share price or projected share price and also as the basis of their decision to recommend, buy or sell AGL’s common shares. Many of the Company’s fixed income investors also use operating shareholders’ equity to evaluate the Company’s capital adequacy. Many investors, analysts and financial news reporters also use adjusted book value to evaluate AGL’s share price and as the basis of their decision to recommend, buy or sell the AGL common shares. Operating income enables investors and analysts to evaluate the Company’s financial results as compared with the consensus analyst estimates distributed publicly by financial databases. Two non-GAAP financial measures, growth in adjusted book value per share and operating income, are key measures used to help determine compensation.

The following paragraphs define each non-GAAP financial measure disclosed by the Company and describe why it is useful. A reconciliation of the non-GAAP financial measure and the most directly comparable GAAP financial measure is presented within this financial supplement.

Operating Income: Management believes that operating income is a useful measure because it presents the results of operations of the Company with all financial guaranty contracts accounted for on a consistent basis and excludes fair value adjustments that are not expected to result in economic gain or loss, which clarifies the understanding of the underwriting results and financial condition of the Company. Operating income is defined as net income (loss) attributable to AGL, as reported under GAAP, adjusted for the following:

1)    Elimination of realized gains (losses) on the Company’s investments, except for gains and losses on securities classified as trading. The timing of realized gains and losses, which depends largely on market credit cycles, can vary considerably across periods. The timing of sales is largely subject to the Company’s discretion and influenced by market opportunities, as well as the Company’s tax and capital profile.

2)    Elimination of non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses, and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss. Additionally, this adjustment presents all financial guaranty contracts on a more consistent basis of accounting, whether or not they are subject to derivative accounting rules.

3)    Elimination of fair value gains (losses) on the Company’s CCS. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

4)    Elimination of foreign exchange gains (losses) on remeasurement of net premium receivables and loss and LAE reserves. Long-dated receivables and loss and LAE reserves represent the present value of future contractual or expected cash flows. Therefore, the current period’s foreign exchange remeasurement gains (losses) are not necessarily indicative of the total foreign exchange gains (losses) that the Company will ultimately recognize.

5)    Elimination of the effects of consolidating FG VIEs. GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company even though the Company does not own such VIEs. This adjustment presents all financial guaranty contracts on a more consistent basis of accounting, whether or not GAAP requires consolidation.

6) Elimination of the tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

Operating Shareholders’ Equity: Management believes that operating shareholders’ equity is a useful measure because it presents the equity of the Company with all financial guaranty contracts accounted for on a consistent basis and excludes fair value adjustments that are not expected to result in economic gain or loss, which clarifies the understanding of the underwriting results and financial condition of the Company. Operating shareholders’ equity is the basis of the calculation of adjusted book value (see below). Operating shareholders’ equity is defined as shareholders’ equity attributable to AGL, as reported under GAAP, adjusted for the following:

Non-GAAP Financial Measures (continued)

Operating Shareholders’ Equity (continued):
1)    Elimination of the effects of consolidating FG VIEs in order to present all financial guaranty contracts on a more consistent basis of accounting, whether or not GAAP requires consolidation. GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company even though the Company does not own such VIEs.

2)    Elimination of non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses, and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

3)    Elimination of fair value gains (losses) on the Company’s CCS. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

4)    Elimination of unrealized gains (losses) on the Company’s investments that are recorded as a component of accumulated other comprehensive income (AOCI) (excluding foreign exchange remeasurement). The AOCI component of the fair value adjustment on the investment portfolio is not deemed economic because the Company generally holds these investments to maturity and therefore should not recognize an economic gain or loss.

 5) Elimination of the tax asset or liability related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

Adjusted Book Value: Management uses adjusted book value to measure the intrinsic value of the Company, excluding franchise value. Growth in adjusted book value per share is one of the key financial measures used in determining the amount of certain long term compensation to management and employees and used by rating agencies and investors. Management believes that adjusted book value is a useful measure because it enables an evaluation of the net present value of the Company’s in-force premiums and revenues net of expected losses. Adjusted book value is operating shareholders’ equity, as defined above, further adjusted for the following:

1)    Elimination of deferred acquisition costs, net. These amounts represent net deferred expenses that have already been paid or accrued and will be expensed in future accounting periods.

2)    Addition of the net present value of estimated net future credit derivative revenue. See below.

3)    Addition of the deferred premium revenue on financial guaranty contracts in excess of expected loss to be expensed, net of reinsurance. This amount represents the expected future net earned premiums, net of expected losses to be expensed, which are not reflected in GAAP equity.

4) Elimination of the tax asset or liability related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

The premiums and revenues included in adjusted book value will be earned in future periods, but actual earnings may differ materially from the estimated amounts used in determining current adjusted book value due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults and other factors.

Operating Return on Equity (Operating ROE): Operating ROE represents operating income for a specified period divided by the average of operating shareholders’ equity at the beginning and the end of that period. Management believes that operating ROE is a useful measure to evaluate the Company’s return on invested capital. Many investors, analysts and members of the financial news media use operating ROE to evaluate AGL’s share price and as the basis of their decision to recommend, buy or sell the AGL common shares. Quarterly and year-to-date operating ROE are calculated on an annualized basis. Operating ROE is one of the key financial measures used in determining the amount of certain long-term compensation to management and employees and used by rating agencies and investors.

Net Present Value of Estimated Net Future Credit Derivative Revenue: Management believes that this amount is a useful measure because it enables an evaluation of the value of future estimated credit derivative revenue. There is no corresponding GAAP financial measure. This amount represents the present value of estimated future revenue from the Company’s credit derivative in-force book of business, net of reinsurance, ceding commissions and premium taxes, for contracts without expected economic losses, and is discounted at 6%. Estimated net future credit derivative revenue may change from period to period due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults or other factors that affect par outstanding or the ultimate maturity of an obligation.

Non-GAAP Financial Measures (continued)

PVP or Present Value of New Business Production: Management believes that PVP is a useful measure because it enables the evaluation of the value of new business production for the Company by taking into account the value of estimated future installment premiums on all new contracts underwritten in a reporting period as well as premium supplements and additional installment premium on existing contracts as to which the issuer has the right to call the insured obligation but has not exercised such right, whether in insurance or credit derivative contract form, which GAAP gross written premiums and the net credit derivative premiums received and receivable portion of net realized gains and other settlements on credit derivatives (Credit Derivative Revenues) do not adequately measure. PVP in respect of financial guaranty contracts written in a specified period is defined as gross upfront and installment premiums received and the present value of gross estimated future installment premiums, in each case, discounted at 6%. For purposes of the PVP calculation, management discounts estimated future installment premiums on insurance contracts at 6%, while under GAAP, these amounts are discounted at a risk free rate. Additionally, under GAAP, management records future installment premiums on financial guaranty insurance contracts covering non-homogeneous pools of assets based on the contractual term of the transaction, whereas for PVP purposes, management records an estimate of the future installment premiums the Company expects to receive, which may be based upon a shorter period of time than the contractual term of the transaction. Actual future net earned or written premiums and Credit Derivative Revenues may differ from PVP due to factors including, but not limited to, changes in foreign exchange rates, prepayment speeds, terminations, credit defaults, or other factors that affect par outstanding or the ultimate maturity of an obligation.

Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton HM 08
Bermuda
(441) 279-5705
www.assuredguaranty.com

Contacts:

Equity and Fixed Income Investors:
Robert Tucker
Senior Managing Director, Investor Relations and Corporate Communications
(212) 339-0861
rtucker@assuredguaranty.com

Michael Walker
Managing Director, Fixed Income Investor Relations
(212) 261-5575
mwalker@assuredguaranty.com

Andre Thomas
Managing Director, Equity Investor Relations
(212) 339-3551
athomas@assuredguaranty.com

Media:
Ashweeta Durani
Vice President, Corporate Communications
(212) 408-6042
adurani@assuredguaranty.com